UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

AMERCO

(Exact Name of Registrant as Specified in Charter)

Nevada	1-11255	88-0106815
(State or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

1325 Airmotive Way, Ste. 100, Reno, Nevada 89502-3239
(Address of Principal Executive Offices)(Zip Code)

(775) 688-6300
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2004, AMERCO, SAC Holdings Corporation ("SAC"), and PricewaterhouseCoopers LLP ("PwC") entered into a Settlement and Release Agreement pursuant to which the parties settled two cases pending in the Superior Court of the State of Arizona, Maricopa County bearing case captions: AMERCO et al. v. PricewaterhouseCoopers LLP et al., No. CV 2003-011032 and PricewaterhouseCoopers LLP et al. v. Shoen et al., No. CV 2004-013075 (together, the "Lawsuits"). Certain officers, directors, employees, subsidiaries and other related parties of AMERCO, SAC and PwC were also parties to the Settlement and Release Agreement.

PwC and its predecessor served as AMERCO’s independent public accountant and performed accounting and audit functions for AMERCO and its subsidiaries and related entities from 1978 through January 2003.

Pursuant to the terms of the Settlement and Release Agreement, AMERCO will receive proceeds (net of attorneys’ fees and costs) of $51,341,288.36. The parties agreed to dismiss the Lawsuits with prejudice. The Settlement and Release Agreement also contains a release by the AMERCO and SAC parties of all claims against the PwC parties and a release by the PwC parties of all claims against the AMERCO and SAC parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2004

AMERCO

/s/ Edward J. Shoen
Edward J. Shoen, President